Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Radiant Logistics, Inc. (the “Company”) hereby certifies that, to our knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: November 13, 2013

BY:   /s/ Bohn H. Crain

Chief Executive Officer

(Principal Executive Officer)

BY:   /s/ Todd E. Macomber

Chief Financial Officer

(Principal Accounting Officer)

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Radiant Logistics, Inc. and will be retained by Radiant Logistics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.